UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 12, 2008
(Date of earliest event reported)
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DURAVEST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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FLORIDA	0-27489
State or Other Jurisdiction of Incorporation	Commission File Number

65-0924320
IRS Employer Identification Number
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1040 S. Milwaukee Ave, Suite 250, Wheeling, Illinois 60090
(Address of Principal Executive Offices/Zip Code)

(312) 525-8285
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On June 12, 2008, DuraVest, Inc.’s (the “Company”) subsidiary, Bio-Magnetic Therapy Systems, Inc. (“BMTS”), a State of Virginia corporation, filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code, Case No. 08-13393-SSM (the "Bankruptcy Case") in the United States Bankruptcy Court, for the Eastern District of Virginia (the "Bankruptcy Court").

The date jurisdiction was assumed is June 12, 2008. The bankruptcy trustee is H. Jason Gold, c/o Wiley Rein LLP, 7925 Jones Branch Drive, Suite 6200, McLean, Virginia 22102, and the date of his appointment is June 13, 2008.

In connection with the filings, BMTS has ceased all business activity and operations. BMTS believes that its assets will be insufficient to satisfy the claims of all creditors and it is unlikely that BMTS’ shareholders will be eligible to participate in any distributions of BMTS’ assets as a result of the Bankruptcy Case.

The court bankruptcy trustee will be responsible for the wind-up of the business.

Item 1.03 – Bankruptcy or Receivership

On June 12, 2008, BMTS filed a filed a Chapter 7 bankruptcy petition, Case No. 08-13393-SSM in the United States Bankruptcy Court, for the Eastern District of Virginia (described above under Item 1.01 of this Report, which description is incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURAVEST, INC.

Dated: June 23, 2008	By: /s/ Hendrik Hammje
Hendrik Hammje, President and Chief
Executive, Officer and a Director